UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2024

_________________________________________________________
Barings Capital Investment Corporation
(Exact name of registrant as specified in its charter)
 _________________________________________________________

Maryland	814-01348	85-0654007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina		28202
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 805-7200
Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class            Trading Symbol            Name of Each Exchange on Which Registered
None                 N/A                    N/A        _________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On April 8, 2024, Barings Capital Investment Corporation’s (the “Company”) investment adviser, Barings LLC (“Barings”), announced updates to the composition of its Global Private Finance Group’s (“GPF”) North America Private Finance Investment Committee, which is responsible for the Company’s investment origination and portfolio monitoring activities for middle-market companies in North America, and to the compositions of GPF’s Europe and Asia-Pacific Investment Committees, which are responsible for the Company’s investment origination and portfolio monitoring activities for middle-market companies in Europe and Asia-Pacific geographies, respectively.
The members of the GPF North America Private Finance Investment Committee are Bryan High, Stuart Mathieson, Terry Harris and Brianne Ptacek. The members of the GPF Europe Investment Committee are Bryan High, Stuart Mathieson, Terry Harris and Tom Kilpatrick. The members of the GPF Asia-Pacific Investment Committee are Stuart Mathieson, Terry Harris, Shane Forster and Justin Hooley.
GPF is supported by more than 80 investment professionals across the platform, and Barings is continuing to identify, evaluate and hire qualified investment professionals to further enhance GPF and its investment committees going forward.
Biographical information for the above-referenced investment committee members is set forth below.
Bryan High is the Head of GPF, where he is responsible for leading a team that originates, underwrites and manages global private finance investments. Mr. High also serves as Chief Executive Officer of the Company and Barings Private Credit Corporation and the Co-Portfolio Manager of Barings BDC, Inc. He joined the firm in 2007, and has extensive experience in public and private credit, distressed debt / special situations and private equity. Prior to joining Barings, Mr. High was an investment banker at a boutique M&A firm where he advised on middle market transactions. He also worked at Bank of America Securities LLC in the restructuring advisory group. Mr. High currently serves on the investment committees for Barings Capital Solutions, U.S. High Yield and Global Private Structured Finance. Mr. High is a member of the Board of Directors for Eclipse Business Capital LLC and Coastal Marina Holdings, LLC. He graduated with distinction from the University of North Carolina at Chapel Hill with a B.S. in Business Administration.
Stuart Mathieson is the Head of Barings’ Europe and APAC Private Credit and Capital Solutions. Mr. Mathieson joined Barings in 2002 and has extensive investment experience encompassing the sub-investment grade public and private credit markets, restructuring and special situations investments. Prior to joining Barings, he worked in the Business Recovery Services team in London at PricewaterhouseCoopers. Mr. Mathieson currently chairs the Barings Capital Solutions investment committee and also serves on the investment committees for European High Yield and the MassMutual Ventures Europe & Asia fund. He is currently a board member of Trafalgar Entertainment and has extensive experience of working closely with a number of businesses while at Barings. Mr. Mathieson holds a B.Sc. in Chemistry from Keble College, Oxford and is a member of the Institute of Chartered Accountants in England & Wales.
Terry Harris has served for over ten years as Head of Portfolio Management for GPF. Mr. Harris has worked in private finance since 1991 and his experience encompasses investing senior and mezzanine debt and equity in middle market companies operating in commercial and industrial as well as specialized industries. Prior to joining the firm in 2013, Mr. Harris was a Partner of Tower Three Partners, and he served as Chief Investment Officer of Firstlight Financial Corporation. Before Firstlight, he was Chief Risk Officer for GE Capital’s Global Telecom, Media & Technology Finance Group. He also held senior credit positions at Bank of America Commercial Finance and Transamerica Commercial Finance. Mr. Harris holds a B.S. and an M.B.A from Florida State University and began his career at Price Waterhouse as a Certified Public Accountant.
Brianne Ptacek is a Managing Director in GPF where she is responsible for executing, underwriting, and monitoring North American private finance investments. Ms. Ptacek has worked in the industry since 2007. Prior to joining the firm in 2016, she previously worked for BMO Harris Bank in various roles including leveraged lending, sponsor finance, and special assets management. Ms. Ptacek has a B.B.A. in Finance from the University of Notre Dame and an M.B.A. from the University of Chicago Booth School of Business.
Tom Kilpatrick is a member of Barings’ Private Credit and Capital Solutions Team and also sits on the Global Capital Solutions Investment Committee. Mr. Kilpatrick has focused on corporate credit, both public and private, since joining Barings in 2006, and has significant experience across multiple geographies and industries. Prior to joining the firm, he was with Ernst & Young London, where he worked in the Corporate Restructuring Division. Before that, Mr. Kilpatrick worked within Assurance Services, focusing on the oil and gas sector. Mr. Kilpatrick holds a B.Sc. Accounting and Finance from the London School of Economics and qualified as a Chartered Accountant in September 2005 under the Institute of Chartered Accountants of Scotland.

Shane Forster is a Managing Director in Barings’ Asia Pacific Private Finance Group. He is responsible for leading a team that originates, underwrites and manages private credit investments in the developed Asia-Pacific region. Mr. Forster has worked in the industry since 1995 and his experience has encompassed leverage and acquisition finance, and structured finance. Prior to joining the firm in 2009, he worked for AMP Capital Investors as the head of the Asian Private Debt business where he was responsible for managing a team that originated, arranged and invested in mezzanine and related private debt financings across developed countries throughout Asia. He was also a member of the AMP Capital Private Debt investment committee. Before AMP, he held origination, underwriting and senior credit positions at BNP Paribas Investment Bank, AIB Capital Markets and Westpac Institutional Bank and has been based in both Europe and Australia. Mr. Forster holds a B.B.Ec. in Economics & Finance (with distinction) from RMIT University, Melbourne, Australia and has also undertaken the Investment Management Programme at the London Business School, completing Equity and Debt Portfolio management units.
Justin Hooley is a Managing Director in Barings’ Asia Pacific Private Finance Group. He is responsible for originating, underwriting and managing private credit investments in the developed Asia-Pacific region. Mr. Hooley has worked in the industry since 1997. Prior to joining the firm in 2021, he worked for Deutsche Bank Sydney for twelve years, most recently as their Head of Credit Opportunities, leading origination, structuring, analysis and provision of strategic capital to junior to mid-cap companies across a range of sectors. Before that, Mr. Hooley worked in the leveraged and acquisition teams at Merrill Lynch, BOS International and CIBC. He has worked in both the Australian and European markets and started his career with Arthur Anderson in 1997. Mr. Hooley holds a BSc Honours in Management Science from the University of Warwick, England and is also a Chartered Accountant.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barings Capital Investment Corporation

Date: April 8, 2024	By:	/s/ Ashlee Steinnerd
Ashlee Steinnerd
Chief Legal Officer